UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On July 22, 2009, the Board of Directors (the “Board”) of Barnes Group Inc. (the “Company”) took the following actions affecting certain executive officers of the Company.

(1) The Board authorized the Barnes Group 2009 Deferred Compensation Plan (the “DC Plan”). Officers of the Company who are elected or appointed on or after January 1, 2009, which includes our current Chief Financial Officer, Christopher J. Stephens, Jr., are at the Board’s discretion eligible to participate in the DC Plan. The DC Plan replaces the Company’s Supplemental Senior Officer Retirement Plan which was closed to new participants as of December 31, 2008.

For each DC Plan participant, the Company will credit an annual hypothetical contribution equal to 20% of compensation above the Internal Revenue Code (the “Code”) Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes, currently $245,000) or such other amount determined by the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”). The hypothetical contributions credited will be adjusted according to the performance of investment options provided under the DC Plan documents and designated by participants. Subject to the Company’s amendment and termination rights and other DC Plan and trust provisions, participants generally vest upon attaining the age of 55 and 10 years of service; provided that the Board may reduce the required years of service to 5 years for any given participant; and provided further that, for death and defined disabilities, vesting occurs if a participant is at least age 55 with 5 years of service. Distributions under the DC Plan generally are made in the form of 5 installments over a 4-year period. The Company intends to establish a grantor (“rabbi”) trust in connection with the DC Plan and may choose to finance its obligations using that trust.

(2) The Board amended the Retirement Benefit Equalization Plan (the “RBEP”) to provide that if an employee meets the minimum participation criteria for the RBEP (i.e., participates in the Company’s qualified pension plan and is subject to benefit limitations under that plan because of Code Section 401(a)(17) or 415), the Compensation Committee is not required to individually designate that employee as an RBEP participant, although it has the discretion to exclude the employee from participation. Other RBEP amendments provide (a) that if, at separation from service or death, an employee has satisfied the age and service conditions for payment of a benefit under the DC Plan, an RBEP benefit shall not be paid to that employee and (b) for the payment of any separation from service and death benefits that are payable under the RBEP, in the case of an employee who also participates in the DC Plan, in the form of 5 installments over a 4-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2009	BARNES GROUP INC.
(Registrant)

	By:	/s/ John R. Arrington
John R. Arrington
Senior Vice President, Human Resources